Exhibit 99.28(h)(7)(b)

Schedule A

Dated January 29, 2014
To The
Expense Limitation Agreement
Dated January 25, 2013
Between
Touchstone Investment Trust and Touchstone Advisors, Inc.

Fund	Class	Operating Expense Limit		Termination Date
Core Bond Fund	A	0.83 0.90	% %	April 16, 2014 January 30, 2015
	C	1.58 1.65	% %	April 16, 2014 January 30, 2015
	Y	0.58 0.65	% %	April 16, 2014 January 30, 2015
	Institutional	0.50 0.57	% %	April 16, 2014 January 30, 2015

High Yield Fund	A	1.05%		January 30, 2015
	C	1.80%		January 30, 2015
	Y	0.80%		January 30, 2015
	Institutional	0.72%		January 30, 2015

Institutional Money Market Fund	Institutional	0.20%		January 30, 2015

Money Market Fund	A	0.85%		January 30, 2015
	S	0.90%		January 30, 2015

This Schedule A to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

TOUCHSTONE INVESTMENT TRUST

By:	/s/ Terrie A. Wiedenheft
Terrie A. Wiedenheft
Controller and Treasurer

TOUCHSTONE ADVISORS, INC.

By:	/s/ Steven M. Graziano
Steven M. Graziano
President

By:	/s/ Terrie A. Wiedenheft
Terrie A. Wiedenheft
Chief Financial Officer